Exhibit 10.2
THIRD AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
          THIS THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Third Amendment”) is made effective as of the 1st day of January, 2007, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank” or “Employer”) and JOSEPH BURNETT (the “Employee”). This Third Amendment amends in certain respects that certain Executive Employment Agreement dated March 31, 2003, between the Bank and Employee, as amended by that certain First Amendment to Executive Employment Agreement dated December 31, 2004 and Second Amendment to Employment Agreement dated as of December 30, 2005 (collectively the “Original Agreement”).
     1.      Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.
     2.      Amendments. The Original Agreement is hereby amended by deleting the first sentence of Section 3(A) in its entirety and replacing said section with the following:
     “The Employee’s salary under this Agreement shall be $152,000 per annum, payable on a bi-weekly basis.”
All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Third Amendment.
     3.      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment, under seal, as of January ___, 2007, effective as of January 1, 2007.

WITNESS/ATTEST:	OLD LINE BANK.

/s/ Christine M. Rush	By:	/s/ Charles A. Bongar, Jr.	(SEAL)

	Name:	Charles A. Bongar, Jr.
	Title:	Chairman of Compensation Committee

WITNESS:
/s/ Christine M. Rush	/s/ Joseph Burnett		(SEAL)

JOSEPH BURNETT

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